EXHIBIT 10.4
                             RODERICK H. DILLON, JR.
                             -----------------------
                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement is made effective the 11th day of May, 2000, by and between THE BANC STOCK GROUP, INC., a Florida corporation (the "Company" or "Employer") and RODERICK H. DILLON, JR. (the "Employee").

     A.   Employee was selected as President of the Company on May 11, 2000.

     B. Employee will possess an intimate knowledge of the business and affairs of the Company and its policies, procedures and personnel.

     C. The Company desires to secure the employment of Employee on behalf of the Company in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

     1.   EMPLOYMENT.

          a. During the term of this Agreement, or any extension or renewal hereof (for purposes hereof, all references herein to the term of this Agreement shall be deemed to include references to the period of extension or renewal hereof, if any) Employee will, except as described below, devote his full time and best efforts to his employment and perform diligently such duties as are or may be from time to time required by the Board of Directors of Employer (the "Board"), which duties shall be consistent with his position as set forth in Paragraph 2 hereof.

          b. Employee shall not, without the prior written consent of the Board, directly or indirectly, during the term of this Agreement, other than in the performance of duties naturally inherent in the business of Employer or any subsidiary of Employer and in furtherance thereof, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise. For purposes of this Agreement, all references herein to subsidiaries of Employer shall be deemed to include references to subsidiaries now or hereafter existing.

          c. Nothing in this paragraph will be construed to prohibit Employee from serving on civic, religious or charitable boards, committees or commissions, or on boards of directors of for-profit corporations so long as such corporations are not directly or indirectly engaged in any business that is competitive with any business of Employer or its subsidiaries.

          d. The Company will maintain a life insurance policy on the life of Employee which will pay a minimum of $100,000 death benefit to Employee's beneficiary upon his death.

     2.   TERM AND POSITIONS.

          a. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall be deemed to begin on the 11th day of May, 2000, and shall continue for a term of one
               (1) year from such date, and the employment term under this Agreement extends automatically for an additional year on each anniversary of this Agreement; unless either party notifies the other, on not less than sixty (60) days prior written notice, that it elects not to renew this Agreement.

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          b.   Employee shall serve as President and Chief Executive  Officer of
               Employer and in such similar positions with any subsidiary of Employer as shall, from time to time, be assigned by the Board.

     3.   COMPENSATION AND BENEFITS.

          a. For all services he may render to Employer and any subsidiary of Employer during the term of this Agreement, Employee shall receive an annual salary of $150,000, payable bi-weekly (26 pay periods per year), and subject to proper deductions. Employee is granted warrants to purchase one million shares of Class A common stock of the Company for the price of $1.60 per share. Said warrants have a life of ten (10) years, and will vest in Employee at the rate of twenty percent (20%) immediately and twenty percent (20%) thereafter at the anniversary of each year of employment. A copy of the Warrant Agreement is attached hereto as "Exhibit A." Bonuses in the form of cash, stock or other equity position shall be considered by the Board from time to time, and at the Board's sole discretion. The compensation provided to employee may be allocated to the Company and its subsidiaries as appropriate.

          b. During the term of this Agreement, Employee shall be entitled to such vacation privileges, hospitalization, insurance and retirement plan benefits and such other similar employment privileges and benefits as are afforded generally from time to time to other executives of Employer.

     4.   TERMINATION AND FURTHER COMPENSATION.

          a. The employment of Employee under this Agreement, and the term hereof, may be terminated by Employer for cause at any time without the payment of any severance benefits whatsoever. For purposes hereof the term "cause" means:

               i.   Employee's fraud, dishonesty,  willful misconduct,  or gross negligence in the performance of his duties hereunder;
               ii.  Employee's   material   breach  of  any  provision  of  this
                    Agreement; and
               iii. Employee's conviction for a crime of moral turpitude.

          Any termination by reason of the foregoing shall not be in limitation of any other right or remedy Employer may have under this Agreement or otherwise.

          b. In the event of termination of this Agreement by Employer without cause, Employee shall be entitled to six (6) months of his then current annual salary as severance pay but shall be entitled to receive no other compensation or benefits under this Agreement.

          c. In the event that Employee is terminated by the Company for any reason other than "cause" (defined above) within 24 months after the occurrence of a Control Event (defined below) then Employee will be entitled to receive the following severance benefits:

               i. one (1) time Employee's aggregate compensation, including bonus, for the most recently completed fiscal year to be paid as a lump sum within 30 days after the date of termination.
               ii.  the non-competition  provision for the Employee set forth in
                    Section 7 (b) and (c), below will be reduced to 6 months.

               iii. family  medical  coverage will be continued for Employee and his family at the level provided by the Company as of the date of termination for a period of one (1) year after the date of termination. However, should Employee find new employment that provides as a benefit of employment health insurance, then this obligation shall terminate upon the implementation of said replacement health insurance.
               iv. All Qualified Stock Options or Warrants accelerate and become vested immediately upon such scenario.

          For the purpose of this Agreement, the term "Control Event" is any event involving a change in control of the Company including, but not limited to, the sale of a majority of the assets of the Company or the acquisition of 50% or more of the stock of the Company by a single purchaser or its affiliates. However, notwithstanding the foregoing, a sale of stock or the grant of options or warrants to Stonehenge Holdings, Inc. or affiliates, or its designees shall not, now or over a period of years, be considered a "Control Event" for purposes of this Agreement.

          d. Should the Employee voluntarily terminate his own employment, no benefits shall be due or owing.

     5. RENEWAL. The term of this Agreement may be extended or renewed by mutual agreement of Employer, acting through the Board and Employee.

     6. REIMBURSEMENT. Employer shall reimburse Employee (or provide him with an expense allowance) for travel, entertainment and other expenses reasonably and necessarily incurred by Employee in the promotion of Employer's business.

     7.   COVENANTS AND CONFIDENTIAL INFORMATION.

          a. Employee agrees that in the event his employment under this Agreement is voluntarily terminated by Employee or is terminated by Employer for cause (as defined in Paragraph 4a), then during the term of this Agreement and for a period of one (1) year thereafter, he will not, directly or indirectly, do or suffer any of the following without the prior written consent of the Board:

          b. Own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association, or other business entity which markets or sells stocks to the customers served by Employer, be employed by, operate or manage a registered investment adviser in the Central Ohio area; provided, however, that the ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed a violation of this covenant;

               i. Employ, assist in employing, or otherwise associate in business with any present, former or future employee, officer or agent of Employer or any of Employer's subsidiaries; and
               ii. Induce any person who is an employee, officer or agent of Employer or any of Employer's subsidiaries to terminate said relationship.

          c. Employee agrees that at any time during or after the term of this Agreement or any amendments hereto, and for a period of one (1) year thereafter, he will not disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, Employer or any of Employer's subsidiaries, the customer lists, research or data or other trade secrets of Employer or any of Employer's subsidiaries, it being acknowledged by Employee that all such information regarding the business of Employer and Employer's subsidiaries compiled or obtained by, or furnished to, Employee while Employee shall have been employed by or associated with Employer is confidential information and Employer's exclusive property.

          d. Employee expressly agrees and understands that the remedy at law for any breach by him of this Paragraph 7 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of Employee's violation of any legally enforceable provision of this Paragraph 7, Employer shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Paragraph 7 shall be deemed to limit Employer's remedies at law or in equity for any breach by Employee of any of the provisions of this Paragraph 7 which may be pursued or availed of by Employer.

          e. In the event Employee shall violate any legally enforceable provision of this Paragraph 7 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

          f. Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Employer under this Paragraph 7, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to Employer, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of Employer and do not confer a benefit upon Employer dis-proportionate to the detriment to Employee.

     8. SEVERABLE PROVISIONS. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction shall, nevertheless, be binding and enforceable.

     9. DEATH OR PERMANENT DISABILITY. In the event of Employee's death or permanent disability (as hereinafter defined) occurring during the term of this Agreement, this Agreement shall be deemed terminated and he or his estate, as the case may be, shall be entitled to no further compensation or other privileges or benefits hereunder, except (i) that portion of any unpaid salary or other benefits accrued and earned by Employee hereunder up to and including the day of death or disability, as the case may be; (ii) in the case of death, continuation of salary under Paragraph 3(a) by payment to Employee's surviving spouse, if any, otherwise to his estate, such payments to continue for one hundred eighty (180) days and (iii) in the case of permanent disability, continuation of salary payments for twelve (12) months, less, however, any payments received by Employee (or his personal representative) directly from any insurer under any insurance policy or disability, the premiums which have been paid by Employer. Notwithstanding the foregoing, should the Company provide insurance to cover disability or to provide death benefits, payments under such insurance will be a credit against payments under this Paragraph 9. However, in no event will Employee or his estate receive less than the benefits provided in this paragraph. The phrase "permanent disability" shall be deemed to occur after three hundred (300) days in the aggregate during any consecutive eighteen (18) month period, or after ten (10) consecutive months, as the case may be. Employee, by reason of his physical or mental disability or illness, shall have been unable to discharge fully his duties under this Agreement.

     10. BINDING AGREEMENT. The rights and obligations of Employer under this Agreement shall inure to the benefit of, and shall be binding upon, Employer and its successors and assigns, and the rights and obligations of Employee under this Agreement shall inure to the benefit of, and shall be binding upon. Employee and his heirs, personal representatives and estate.

     11. ARBITRATION. With the exception of the provisions of Paragraph 7 above, which paragraph is not subject to this paragraph, should any dispute at any time arise between any of the parties hereto with respect to their rights, obligations, duties or requirements under and by virtue of the provisions of this Agreement, such dispute shall be referred to, and consent and approval of each of the parties hereto is expressly given to refer said dispute for such determination to. The American Arbitration Association in the City of Columbus, Ohio, in accordance with its rules then obtaining, and judgment upon the award may be entered in any Court having jurisdiction thereof. The fees assessed for such arbitration shall be paid equally by the parties.

          * ARBITRATION IS FINAL AND BINDING ON THE PARTIES ON ALL CLAIMS ARISING FROM A DISPUTE;

          * THE PARTIES EXCLUSIVELY WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL;

          * PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS;

          * THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED;

          * THE RULES OF THE NASD MAY REQUIRE THE APPOINTMENT OF AN ARBITRATOR OR A PANEL OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY

     12. NOTICES. Any notice to be given under this Agreement shall be personally delivered in writing or shall have been deemed duly given after it is posted in the United States Mails, postage prepaid, registered or certified, return receipt requested, and if mailed to Employer, shall be addressed to Employer at its principal place of business, attention: Sandra L. Quinn, Secretary, and if mailed to Employee, shall be addressed to him at his home address last shown on the records of Employer, or at such other address or addresses as either Employer or Employee may hereafter designate in writing to the other.

     13. WAIVER. The failure of either party to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

     14.  MISCELLANEOUS.   This  Agreement   supersedes  all  prior   employment
          agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver of this Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced. This Agreement shall be governed by and construed according to the laws of the State of Ohio.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and Employee has hereunto set his hand, the day and year set forth below.

THE COMPANY:                            EMPLOYEE:
THE BANC STOCK GROUP, INC.              RODERICK H. DILLON, JR.


By: /S/ James G. Mathias                /S/ Roderick H. Dillon, Jr.
    ---------------------------             ---------------------------
    James G. Mathias, Chairman
    Board of Directors

Date: June 6, 2000                      Date: June 6, 2000
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